OPTION AGREEMENT


         THIS OPTION AGREEMENT ("Agreement") is made and entered into as of the 7th day of May, 1997 by and between GUARDIAN INTERNATIONAL, INC., a Nevada corporation (the "Company"), and ALARM CONTROL, INC., a Florida corporation ("Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to grant Optionee an option to acquire up to One Hundred Thousand (100,000) shares of the Company's common stock, par value $.001 per share ("Common Stock"), subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. RECITALS. The forgoing recitals are true and correct and are hereby incorporated by reference.

         2. OPTION. The Company hereby grants Optionee the option ("Option") to purchase One Hundred Thousand (100,000) shares of Common Stock (the "Option Stock") for a price ("Option Price") equal to Two Dollars and 50/100 ($2.50) per share of Common Stock, subject to adjustment as hereinafter provided. The Option shall become exercisable on January 1, 1998 and shall continue to be exercisable until (and including) January 1, 2002 ("Exercise Period"). The Option may be exercised from time to time during the Exercise Period for a minimum number of shares of Option Stock equal to Five Thousand (5,000) shares.

         3. EXERCISE OF OPTION. Optionee may exercise the Option by delivering written notice thereof ("Exercise Notice") to the Company at any time during the Exercise Period, which Exercise Notice shall specify the number of shares of Option Stock for which such exercise is made. It shall be a condition precedent of any exercise of the Option that Optionee shall have remained in the continuous employment of the Company from the date hereof through and including the date of the exercise of the Option. The Option shall terminate upon and shall not be exercisable after and in the event Terry E. Akins's ("Terry") employment with the Company is terminated for cause, as such term is defined in that certain Employment Agreement by and between Terry and the Company. The closing of the purchase and sale of Option Stock pursuant to the Option ("Option Closing") shall take place on the date set forth in the Exercise Notice, which date shall not be less than fourteen (14) days, nor later than thirty (30) days, after the date the Exercise Notice is given to the Company. At the Option Closing, Optionee shall tender the Option Price to the Company by cashier's check or wire transfer, and the Company shall issue, or cause to be issued, to Optionee stock certificates evidencing the Option Stock.

         4. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Option Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Option Stock obtainable upon exercise of the Option will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Option Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of the Option will be proportionately decreased.

         5. REGISTRATION RIGHTS. In the event Buyer proposes to register any of its securities under the "Act" (as hereinafter defined)("Offering"), then Optionee shall be entitled to the registration rights set forth in Article XVIII of that certain "Asset Purchase Agreement" dated of even date herewith by and between the Company and Optionee, to which this Agreement is attached as an exhibit, and the Company shall permit Optionee to exercise the Option and consummate the Option Closing prior to the date "Shareholder" (as defined in the Asset Purchase Agreement) must give notice to the Company of its intention to register Common Stock in such Offering.

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

         6. COVENANT OF THE COMPANY. The Company covenants and agrees with Optionee that it shall at all time during the Exercise Period reserve for issuance the Option Stock.

         7. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee represents and warrants to the Company as of the date hereof and upon each exercise of the Option as follows:

            A. It is acquiring the Option and the Option Stock for itself for the purpose of investment and not with a view to the distribution or resale thereof.

            B. It is fully informed that (i) the Option and the Option Stock are being sold pursuant to an exemption under the Securities Act of 1933, as amended (the "Act"), and under similar exemptions from registration under other state securities or similar laws, and that the sale of the Option and the Option Stock is not being registered under the Act or under any state or other securities or similar laws; (ii) except as otherwise provided herein, the Option and the Option Stock must be held indefinitely unless they are subsequently registered under the Act and under any applicable state or other securities or similar laws or unless an exemption from such registration is available under or pursuant to the Act or any such other laws; and (iii) the Company has no obligation with respect to registration of the Option or the Option Stock. Optionee further understands that as a result of the foregoing restrictions, he must bear the economic risk of holding the Option Stock for an indefinite period of time until the Option Stock is registered under the Securities Act, or an exemption from registration thereunder is available.

            C. Optionee hereby represents and warrants that he has knowledge and experience in financial and business matters in general and is capable of evaluating the merits and risks of the prospective investment in the Option and the Option Stock.

            D. Optionee hereby acknowledges and confirms that he has been given complete access to all public documents, records, contracts and books of the Company, and that he has engaged in a complete examination of all such public documents, records, contracts and books to the extent deemed necessary by him in reaching the decision to obtain the Option and the Option Stock and become an investor in the Company. Optionee hereby further acknowledges and confirms that he has had an opportunity to ask questions of and receive answers from the executive officers of the Company concerning the Option, the Option Stock, the Company and its affairs and related matters and with respect to any other matter the Optionee deemed relevant, and all such inquiries have been completed to the Optionee's satisfaction.

            E. Optionee acknowledges and understands that the Company will be relying on the accuracy and completeness of all matters set forth in this Paragraph 7, and the Optionee represents and warrants to the Company that the representations, warranties, acknowledgments, covenants and agreements set forth herein are complete, true and correct and may be relied upon by them in determining whether the offer and sale of the Option and the Option Stock to the Optionee is exempt from registration under the Securities Act and relevant state securities laws.

            F. Optionee further understands that the certificates evidencing the Option Stock will bear a legend in substantially the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be sold, assigned or transferred in the absence of an effective registration statement under the Act, an opinion of counsel satisfactory to Guardian International, Inc. that such registration is not required, or evidence that the shares have been sold in compliance with Rule 144 under the Act.

         8. RIGHTS OF THE OPTIONEE. The grant of this Option, execution of this Agreement or exercise of any portion of this Option shall not confer upon the Optionee any right to, or guaranty of, a position as an employee, consultant, advisor or director of the Company or any of its subsidiaries, or in any way limit the right of the Company or such subsidiaries to terminate the Optionee's position as an employee, consultant and/or director at any time.


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         9. MISCELLANEOUS.

            A. NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  To Company:      Guardian International, Inc.
                                   3880 N. 28th Terrace
                                   Hollywood, Florida 33020
                                   Telephone: (954)926-1800
                                   Facsimile: (954)926-1822
                                   Attention: Richard Ginsburg, President

                  To Optionee:     Alarm Control, Inc.
                                   6065 N.W. 167th Street, Suite B-15
                                   Miami Lakes, Florida 33015
                                   Telephone: (305)825-4647
                                   Facsimile: (305)556-1025
                                   Attention: Terry E. Akins

or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth. Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile, federal express or other method of delivery, but shall be deemed to have been given only when received.

            B. AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

            C. NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

            D. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

            E. FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

            F. ENTIRE AGREEMENT. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, between the parties with respect to the matters contained herein.

            G. PREVAILING PARTY. If any party hereto is required to engage in litigation against any other party hereto, either as a plaintiff or as defendant, in order to enforce or defend any rights under this Agreement and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred including, but not limited to all attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.


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                  H. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of the Company and Optionee and be binding upon the parties hereto, and their respective successors and permitted assigns. Neither the Option, this Agreement, or any right or interest hereto shall be assignable in whole or in part by Optionee, except with the Company's prior written consent, which may be withheld in the Company's sole discretion.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.


Witness:                    GUARDIAN INTERNATIONAL, INC., a Nevada corporation


/s/ Robert Norris           By: /s/ Richard Ginsburg
----------------------         ------------------------------------------------
Robert Norris                  Richard Ginsburg, President

/s/ David Kahan
----------------------
David Kahan

                            ALARM CONTROL, INC., a Florida corporation

/s/ Robert Norris           By: /s/ Terry E. Akins
----------------------         ------------------------------------------------
Robert Norris                  Terry E. Akins, President

/s/ David Kahan
----------------------
David Kahan

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